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                                AGREEMENT

signed 25th of June, 1992 in Warsaw between Pioneer Pierwsze
Polskie Towarzystwo Funduszy Powierniczych, Spolka Akcyjna, located in Warsaw, hereinafter called "Principal" and Bank Polska Kasa
Opieki S.A., located in Warsaw, hereinafter called the "Appointee," is set forth as follows:

                                Article 1

1. The Principal requests the Appointee to carry out, on behalf of the Principal, the following activities:

     (1) accepting orders to buy and redeem units of participation, hereinafter called the "Units," in Pioneer First Polish Trust Fund, hereinafter called the "Fund," in the forms prepared by the Appointee and accepted by the Principal, signed and completed legibly by a person placing an order;

     (2) accepting payments for the Units;

     (3) making redemption payments for the Fund's units;

     (4) advertising and promoting the Fund.

2. For purposes of performing the duties referred to in Section 1 above, the Appointee shall

     1/ Inform clients about the availability of, and procedures for, purchasing and redeeming the Units in accordance with the terms of the Fund's By-laws and materials provided by the Principal which have been earlier accepted by the Appointee;

     2/ Act with reasonable care, in accepting orders to purchase and redeem the Units; accepting payment therefor and making redemption payments;

     3/ Transfer to Financial Services Spolka z ograniczona odpowiedzialnoscia, located in Warsaw, hereinafter called "FS Sp. z o.o.," acting on behalf of the Principal, the original copy of each purchase and redemption order together with documents submitted by clients and daily reports with compiled data about each client who placed an order. The activities referred to hereinabove shall be performed daily after the close of business;

     4/ Transfer, on a daily basis, funds or money orders accepted in payment for the Units to an account held in the name of FS Sp. z o.o., as agent for the Principal, in Bank Polska Kasa Opieki SA;

     5/ Train employees in accepting purchase or redemption orders indicated in Art. 1, Sec. 2. Paragraph 2.

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3.   The Appointee is liable for any losses incurred by the
Principal caused solely by the Appointee.

4. In performing the activities referred to in Article 1, Sections 1 and 2 above, the Appointee shall only use advertising materials and information delivered to it, or approved, by both parties.

5. The Appointee shall inform its employees that disclosing any information about the Fund, inconsistent with the Fund's By-laws, and other materials provided by the Principal, is prohibited.

6. The Appointee shall establish detailed procedures for use in all its branches and agencies in accepting and processing client orders referred to in Article 1, Sections 1 and 2 above, based upon the the Fund's By-laws.

7. The scope of advertising and marketing activities concerning the Fund is outlined in Appendix 1 hereto.

                                Article 2

1.   The Principal's duties hereunder are as follows:

     1/ Ensuring that the funds allocated for redemption of the Units will be transferred within the time period and in the amount specified in the Fund's By-laws to the account held in the name of FS Sp. z o.o., on behalf of the Principal, at Bank Pekao SA in order to make redemption payments.

     2/ Designing and implementing systems for redemption payments compatible with the Appointee's systems.

     3/ Training the Appointee's employees about the functioning of the Fund, advertising and promoting the Fund and the implementation of the activities to be performed by the Appointee under this Agreement.

     4/ Providing the branches and agencies of the Appointee set forth in Article 3 hereof with copies of the Fund's prospectus and necessary information and marketing materials in quantities sufficient for the Appointee to perform its duties under the Agreement; the first delivery of said materials shall take place no later than 4 business days prior to the commencement of the Appointee's performance hereunder.

2. The Appointee is responsible solely for the costs of transportation, food and hotel accommodation incurred by the Appointee's employees in connection with the training referred to in Art. 2, Sec. 1, par. 3 above.


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                          Article 3

     The Appointee's activities referred to in Article 1 herein shall be carried out through its branches and agencies throughout
Poland where Client Service Departments of the Central Brokerage
Office operate.

                          Article 4

1. The Appointee shall be compensated by the Principal for the activities it shall perform in accordance with art. 1, paragraph 1, items 1,2,3 above, in proportion to the amount of money or money transfers received as payment for the purchased Units in accordance with the following schedule:

up to, but excluding, 250.000.000 zl                      4.50%

250.000.000 zl up to, but excluding. 1.000.000 zl         3.75%

1.000.000.000 zl up to, but excluding, 5.000.000.000 zl   3.00%

5.000.000.000 zl and above                                2.00%

2. The Principal shall cover the cost of processing redemption payments, in an amount of 30,000.00 Polish zlotys for each transaction, in the event a number of all redemptions, whether the redemptions are made in whole or in part, shall be in excess of 1.5% of all registered positions of the Fund's unitholders maintained at FS Sp. z o.o. on a monthly basis, provided that said transaction fee shall be applicable solely to transactions which occur after the number of redemptions has reached the 1.5% threshold specified hereinabove.

3. Members of the Appointee's Management Board and the Supervisory Board, the Appointee's employees, FS Sp. z o.o.'s Management Board and the Supervisory Board, and FS Sp. z o.o.'s employees shall not pay commission for buying Units in the amounts set forth in Article 4, Section 1 hereof.

4. The compensation shall be paid monthly, within seven business days of the following month into the Agent's account in Bank Pekao SA, II Branch in Warsaw, account no. 501031-210245931610-1110. The Principal shall make available to the Appointee the information which constitutes the basis for calculating monthly compensation in accordance with Article 4, Section 1 hereof.

5. The costs of advertising and promoting the Fund, except for the cost of advertising campaign referred to in Appendix 1 to the Agreement, will be covered in its entirety by the Principal.


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                           Article 5

     Both parties undertake to cooperate fully in performing their respective obligations under this Agreement in order to ensure the effective implementation hereof.

                           Article 6

     The Agreement has been signed for an undefined period of time. The parties may terminate this Agreement at any time upon a three-month termination notice.

                           Article 7

1. This Agreement shall become effective on the date it is signed by both parties except art. 4, paragraph 2, which shall become effective six months after the date on which the Principal commences offering the Fund's units.

2. The Appointee shall commence its performance hereunder 4 business days after the Principal has performed its duties set forth in Art. 2, Sec. 1, par. 4. hereof. In the event of a delay on the performance of said obligations by the Principal, the 4 day period shall commence on a day following the day on which the Principal fulfilled said duties.



                           Article 8

     To be valid, any amendments to this Agreement may only be made in written form signed by both parties, otherwise they become null and void.

                           Article 9

     Matters not provided for in this Agreement shall be governed by the Polish Civil Code (the "Code"), in particular, Title XXI of the Code.

                           Article 10

     The Agreement has been signed in four copies, with two copies thereof provided for each party.

     The Agreement has been written in Polish and English, with both language versions equally valid. The Polish version


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of this Agreement shall be used exclusively in proceedings before
Polish authorities.

Pioneer Pierwsze Polskie
Towarzystwo Funduszy
Powierniczych, Spolka
Akcyjna

/s/ William H. Smith, Jr.              /s/ James L. Spencer
----------------------------           ------------------------------
William H. Smith, Jr.                  James L. Spencer
President                              Vice President



                         Bank Polska Kasa
                            Opieki S.A.


/s/ Boleslaw Meluch                    /s/ Igor Chalupec
----------------------------           ------------------------------
Boleslaw Meluch                        Igor Chalupec
Director of the Mutual                 Director of the
Funds                                  Central Brokerage
Department                             Office


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                                                       APPENDIX 1

MARKETING PROGRAM --  THE SCOPE OF ACTIVITIES RELATED TO THE
ADVERTISING AND PROMOTING PIONEER PIERWSZY POLSKI FUNDUSZ
POWIERNICZY (THE "FUND") CARRIED OUT BY BANK POLSKA KASA OPIEKI SA
(THE "BANK").

THE BANK IS APPOINTED BY PIONEER PIERWSZE POLSKIE TOWARZYSTWO
FUNDUSZY POWIERNICZYCH, S.A.  ("PIONEER PPTFP, S.A.") TO PERFORM
THE FOLLOWING FUNCTIONS:

I. 1. WITHIN THE FRAMEWORK OF A TWO-WEEK ADVERTISING CAMPAIGN
RELATED TO THE FUND, THE BANK SHALL CAUSE ADVERTISEMENTS FOR THE
FUND TO APPEAR IN THE NEWSPAPERS, MAGAZINES, AND IN THE RADIO, AS
SPECIFIED BELOW:

A)     NATIONAL NEWSPAPERS

1) "Gazeta Wyborcza" (1/3 of a page) three times in the daily edition; two times in the Saturday/Sunday edition;
2) "Rzeczpospolita" (1/3 of a page) five times in the daily edition;
3) "Sztandar Mlodych" (1/3 of a page) 10 times in the daily edition;
4) "Zycie Warszawy" (1/3 of a page) three times in the daily edition; two times in the Saturday/Sunday edition.
5) "Polityka" (1/4 of a page) two times;
6) "Gazeta Bankowa" (1/2 of a page) one time;
7) "Warsaw Voice" (1/2 of a page) two times;
8) "Wprost" (one column, in color) one time;

B) LOCAL NEWSPAPERS

1) "Dziennik Baltycki" (magazine) two times;
2) "Dziennik Lodzki" (magazine) two times;
3) "Gazeta Poznanska" (magazine) two times;
4) "Trybuna Slaska" (magazine) two times;
5) "Gazeta Krakowska" (magazine) two times;
6) "Gazeta Robotnicza" (magazine) two times.

C) RADIO

1) "Radio Zet" ten times daily for ten days.

I. 2.     The Bank shall cover one half of the cost of the two-week
advertising campaign outlined in Paragraph I.1. above. The Bank's contribution to cover the cost of said campaign shall not exceed
596.000.000  zlotys.    The  remaining  cost  of  said advertising
campaign shall be covered by Pioneer PPTFP, S.A.


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II. The Bank shall place posters and distribute other advertising materials at the Fund in its branches, agencies and other units.

III. The Bank shall distribute questionnaires among people purchasing the Fund's units.









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